UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/17/2005

Patriot Motorcycle Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-75791

Nevada	13-3961109
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1062 Calle Negocio, Suite F
San Clemente, CA 92673
(Address of Principal Executive Offices, Including Zip Code)

949 488 0434
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On October 13, 2005, the Company was served with a Complaint For Trademark Infringement, Trademark Dilution False Designation of Origin, False Advertising, Copyright Infringement and Unfair Competition, that was filed on October 12, 2005 in the United States District Court for the Central District of California under the title Yamaha Motor Co. Ltd. Vs. Yamoto Motor Corporation, et. al. (case number CV05-7351 RSWL JTLx). Family Motor Sports, Inc. was also named as a defendant.
The Complaint, as filed, seeks an unspecified amount of damages, including punitive damages, based upon allegations that we, in our capacity as the exclusive distributor of the Yamoto line of ATVs and motorcycles for the United States, Canada, Mexico, Brazil and Chile, have participated with Yamoto Motor Corporation, [a Chinese company], in, among other things, the infringement of registered trademarks and other intellectual property rights of Yamaha Motor Co. Ltd. (a Japanese company), the commission of unfair trade practices against Yamaha, and making false claims about a purported joint venture relationship between Yamaha and Yamato. We intend vigorously to defend Patriot Motorcycle Corp. against these claims, and are engaging counsel to represent us in this matter and assess the merits and impact of the pending lawsuit. At this stage in the litigation, it is impossible for us or our legal counsel to indicate a probable outcome of this lawsuit.

The costs of defending against the claims could be substantial, however, we are unable at this time to predict an exact amount, or even a meaningful estimate, of what those costs may be. If we were not to defend the filed lawsuit, the costs to us would also be material. In addition to monetary damages, if Yamaha wins its lawsuit against us, we could suffer non-economic penalties including, among other possible remedies, being enjoined from continuing to perform our exclusive distribution duties on behalf of Yamoto Motor Corp., to the extent they are found to infringe upon the proprietary rights of, or constitute unfair trade practices against, Yamaha Motor Co.

FORWARD-LOOKING STATEMENTS
Any statements made in this press release which are not historical facts contain certain forward-looking statements, as such term is defined in the Private Litigation Reform Act of 1995, concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company's operations generally, may differ materially from what is projected in such forward- looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward- looking statement.
These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward looking statements. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. In addition to the risks described above, additional risks affecting our Company can be found in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Patriot Motorcycle Corporation

Date: October 17, 2005.	By:	/s/ David M. Gernak
David M. Gernak
Chief Financial Officer and Treasurer